As filed with the Securities and Exchange Commission on December 27, 2005
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JOHNSON CONTROLS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-0380018 (I.R.S. Employer Identification No.)
5757 N. Green Bay Avenue
Milwaukee, Wisconsin 53209
(414) 524-1200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jerome D. Okarma
Vice President, Secretary And General Counsel
5757 N. Green Bay Avenue
Milwaukee, Wisconsin 53209
(414) 524-1200
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

William J. Abraham, Jr. Patrick G. Quick Foley & Lardner LLP 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53203 (414) 271-2400	Philip J. Niehoff Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60603 (312) 701-7000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Amount to be registered/
Proposed maximum offering price per unit/
Title of each class of	Proposed maximum offering price/
securities to be registered	Amount of registration fee
Common Stock, $0.04 1/6 par value per share
Preferred Stock, $1.00 par value per share
Debt Securities
Warrants to Purchase Common Stock	(1)
Warrants to Purchase Preferred Stock
Warrants to Purchase Debt Securities
Stock Purchase Contracts
Stock Purchase Units (2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $115,282.50 that has already been paid with respect to $1,500,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-111192 and were not sold thereunder.

(2)	Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock or preferred stock and (b) common stock, preferred stock, debt securities other stock purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.

PROSPECTUS
Johnson Controls, Inc.
Common Stock, Preferred Stock, Debt Securities,
Warrants to Purchase Common Stock or Preferred Stock or Debt Securities,
Stock Purchase Contracts and Stock Purchase Units
     We may offer and sell from time to time securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer.
     We may offer and sell the following securities:
•	common stock;

•	preferred stock, which may be convertible into our common stock;

•	senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities; and

•	stock purchase contracts and stock purchase units.
     Each time securities are sold using this prospectus, we will provide a supplement to this prospectus or possibly other offering material containing specific information about the offering. The supplement or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.
     The securities will be offered directly to investors or through underwriters, dealers or agents. The supplements to this prospectus will provide the specific terms of the plan of distribution.
     Our common stock is listed on the New York Stock Exchange under the symbol “JCI.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
This prospectus is dated December 27, 2005

ABOUT THIS PROSPECTUS
     You should rely only on the information contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission, or SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.
     Unless the context otherwise requires, references in this prospectus to “we ,” “us,” “our,” the “Company” and “Johnson Controls” refer to Johnson Controls, Inc. and its subsidiaries, collectively. References to the “common stock” refer to Johnson Controls’ common stock, par value $0.04 1/6 per share. References to the “preferred stock” refers to Johnson Controls’ preferred stock, par value $1.00 per share. References to “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, territories, possessions and all areas subject to its jurisdiction.
     PERSONS PARTICIPATING IN THE OFFERING MADE BY THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND/OR OTHER OFFERING MATERIAL MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES IN CONNECTION WITH THE OFFERING, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE SECURITIES AND THE IMPOSITION OF A PENALTY BID. THESE ACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION
     This prospectus, any supplement to this prospectus and/or other offering material and the information incorporated by reference in this prospectus or any prospectus supplement and/or other offering material may contain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning possible or assumed future risks and may be preceded by or include forward-looking words such as “believes,” “expects,” “may,” “anticipates,” “projects” or similar expressions. All statements other than statements of historical facts included in this prospectus or any supplement to this prospectus and/or other offering material, including those regarding our financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. We caution that these statements and any other forward-looking statements in this prospectus, any supplement to this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement and/or other offering material only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions, including, among others, those we identify from time to time in materials that we file with the SEC that are incorporated by reference into this prospectus. Numerous important factors described in this prospectus, or any supplement to this prospectus and/or other offering material and the information incorporated by reference in this prospectus or any prospectus supplement and/or other offering material could affect these statements and could cause actual results to differ materially from our expectations. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

JOHNSON CONTROLS, INC.
     We are a Wisconsin corporation organized in 1885. From 1885 through 1978, our operations were predominantly in the building efficiency business. Since 1978, our operations have been diversified through acquisitions and internal growth. We operate in three primary businesses: building efficiency, interior experience, and power solutions (the businesses were formerly referred to as Controls Group, Seating and Interiors Group, and Battery Group, respectively).
     The building efficiency business is a global market leader in providing installed building control systems and technical and facility management services, including comfort, energy and security management for the non-residential buildings market. The business’ installed systems integrate the management, operation and control of building control systems such as temperature, ventilation, humidity, fire safety and security. The business’ technical and facility management services provide a complete suite of integrated solutions to improve building operations and maintenance.
     In 1985, we entered the automotive seating market through the acquisition of Hoover Universal, Inc. During the late 1990’s, we expanded into additional interior systems and geographic markets. Our automotive seating and interior systems business operates under the name interior experience, and we are among the world’s largest automotive suppliers. Interior experience provides seating, instrument panel, overhead, floor console and door systems for motor vehicles.
     In 1978, we entered the North American battery market through the acquisition of Globe-Union, Inc. and grew in this market through internal growth and strategic acquisitions. Our power solutions business services both automotive original equipment manufacturers and the general vehicle battery aftermarket by providing advanced battery technology, coupled with systems engineering, marketing and service expertise. We produce lead-acid batteries and offer nickel-metal-hydride and lithium-ion battery technology to power hybrid vehicles.
     Our principal executive offices are located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209 and our phone number is (414) 524-1200.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table shows our ratio of earnings to fixed charges for each of our last five fiscal years:

Year Ended September 30,
2001	2002	2003	2004	2005
4.8	5.4	5.8	6.1	5.5
     For the purposes of computing this ratio, “earnings” consist of income from continuing operations before income taxes, minority interest in earnings or losses of consolidated subsidiaries and income from equity affiliates plus (a) amortization of previously capitalized interest, (b) distributed income from equity affiliates and (c) fixed charges, minus interest capitalized during the period. “Fixed charges” consist of (i) interest incurred and amortization of debt expense plus (ii) the portion of rent expense representative of the interest factor.
USE OF PROCEEDS
     We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material.

DESCRIPTION OF CAPITAL STOCK
     We are authorized to issue up to 602,000,000 shares of capital stock, 600,000,000 of which are shares of common stock, par value $0.04 1/6 per share, and 2,000,000 shares of which are preferred stock, par value $1.00 per share. As of November 17, 2005, there were 193,511,283 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Shares of our common stock are listed on the New York Stock Exchange under the symbol “JCI.”
     The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our restated articles of incorporation and our by-laws, as amended, which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Common Stock
Preemptive Rights
     Our common shareholders do not have any preemptive rights except as the board of directors may otherwise determine.
Dividends
     After all dividends on all of our preferred stock outstanding have been paid or declared and set apart for payment, the holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors, in its discretion, out of funds legally available therefor.
Liquidation or Dissolution
     In the event of a liquidation, dissolution or winding up of our affairs, holders of our common stock are entitled to share ratably in the distribution of our assets that remain after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, to our preferred shareholders.
Voting Rights and Extraordinary Transactions
     Our common shareholders are entitled to one vote for each share of common stock held on all questions on which our shareholders are entitled to vote, and our common shareholders vote together share for share with our preferred shareholders as one class, except as otherwise provided by law or as determined by our board of directors at the time of establishment of a series of preferred stock.
     Provisions of our articles of incorporation and bylaws might discourage some types of transactions that involve an actual or threatened change of control. Our articles of incorporation provide that, subject to specified exceptions, the affirmative vote or consent of the holders of four-fifths of all classes of our capital stock, considered as one class, is required (1) for the adoption of any agreement for the merger or consolidation of us with or into any other corporation or (2) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of our assets to, or any sale, lease, exchange, mortgage, pledge, other disposition to us in exchange for our securities or any assets of, any other corporation, person or other entity, if, in either case, the other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 10% of our outstanding capital stock. Any corporation, person or other entity will be deemed to be the beneficial owner of all shares of our capital stock which are beneficially owned, directly or indirectly, by it and its affiliates and associates, and which it and its affiliates and associates have the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.
     The provisions of our articles of incorporation requiring a four-fifths vote are not applicable to (1) any merger or consolidation of us with or into any other corporation, or any sale, lease, exchange, mortgage, pledge or other disposition of all or any substantial part of our assets to, or any sale, lease, mortgage, pledge or other disposition to us in exchange for our securities or any assets of, any other corporation, person or other entity, if our board of directors by resolution has approved a memorandum of understanding with the other corporation, person or other entity, with respect to and substantially consistent with the proposed transaction, prior to the time the other corporation, person or other entity has become a beneficial owner of more than 10% of our outstanding capital stock or (2) any merger or consolidation of us with, or any sale, lease, exchange, mortgage, pledge or other disposition to as of any assets of, any corporation of which a majority of the outstanding capital stock is held by us.
     No amendment to our articles of incorporation may amend, alter, change or repeal any of the provisions of our articles of incorporation requiring a four-fifths vote unless the amendment effecting the amendment, alteration, change or repeal receives the affirmative vote or consent of the holders of four-fifths of all of our capital stock, considered as one class.
     Provisions of Wisconsin law might also discourage some types of transactions that involve an actual or threatened change of control of Johnson Controls. Sections 180.1140 through 180.1144 of the Wisconsin Business Corporation Law contain limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations, including Johnson Controls, and a significant stockholder, unless the board of directors of the corporation approves the business combination or the stockholder’s acquisition of shares before the shares are acquired. Similarly, Sections 180.1130 through 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to specified business combinations unless minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on specified share repurchases effected at a premium to the market and on specified asset sales by the corporation unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.
     Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of Wisconsin corporations, including Johnson Controls, held by any person or persons acting as a group in excess of 20% of the voting power of the corporation is limited to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the corporation or in specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.
Number and Tenure of Board of Directors; Special Meetings
     As of July 27, 2005, our bylaws provide that our board of directors is composed of thirteen directors divided into three classes, consisting of two classes with four members each, and one class of five members. A director may be removed from office by shareholders prior to the expiration of his or her term, but only:
•	at a special meeting called for the purpose of removing the director;

•	by the affirmative vote of two-thirds of the outstanding shares entitled to vote for the election of the director; and

•	for cause, but if the board of directors, by resolution adopted by the affirmative vote of at least two-thirds of the directors then in office plus one director, recommends removal of a director, then the shareholders may remove the director without cause by the vote described in the two clauses above.
     A special meeting of shareholders may be called only by the chairman of the board of directors, the President or the board of directors, and will be called by the chairman of the board of directors or the President upon the demand of shareholders representing at least 10% of all of the votes entitled to be cast at the special meeting.
     The affirmative vote of (1) shareholders possessing at least four-fifths of the voting power of the outstanding shares of all classes of our capital stock, considered as one class (subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation) or (2) at least two-thirds of the directors then in office plus one director, is required to amend, alter, change or repeal the provisions of the bylaws relating to the number and tenure of members of our board of directors.

Preferred Stock
General
     Our articles of incorporation authorize our board of directors to issue shares of preferred stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as may be designated by our board of directors without any further vote or action by our shareholders, provided that the aggregate liquidation preference of all shares of preferred stock outstanding may not exceed $100,000,000. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Johnson Controls.
     The specific terms of a particular series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement and/or other offering material relating to that series. The related prospectus supplement and/or other offering material will contain a description of material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock described in the prospectus supplement and/or other offering material.
     The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by articles of amendment to the articles of incorporation relating to that series. A prospectus supplement and/or other offering material, relating to each series, will specify the terms of the preferred stock as follows:
•	the maximum number of shares to constitute, and the designation of, the series;

•	the annual dividend rate, if any, on shares of the series, whether the rate is fixed or variable or both, and the date or dates from which dividends will begin to accrue or accumulate;

•	the price at and the terms and conditions on which the shares of the series may be redeemed;

•	the liquidation preference, if any, that the holders of shares of the series would be entitled to receive upon the liquidation, dissolution or winding up of our affairs;

•	whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which that fund would be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of the fund;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of common stock, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and whether that conversion is mandatory or optional; and

•	the voting rights, if any, of the shares of the series.
Dividends
     The holders of our preferred stock will be entitled to receive dividends at the rate per year set by our board of directors, payable quarterly on the last day of March, June, September, and December in each year for the respective calendar quarter ending on those dates, when and as declared by our board of directors. Dividends will accrue on each share of preferred stock from the first day of each quarterly dividend period in which the share is issued or from another date as our board of directors may fix for that purpose. All dividends on preferred stock will be cumulative so that if we do not pay or set apart for payment the dividend, or any part thereof, for any dividend period on the preferred stock then issued and outstanding, the unpaid portion of the dividend will thereafter be fully paid or declared and set apart for payment, but without interest, before any dividend will be paid or declared and set apart for payment on our common stock. The holders of our preferred stock will not be entitled to participate in any of our other or additional earnings or profits, except for those premiums, if any, as may be payable in case of redemption, liquidation, dissolution or winding up of our affairs.
     Any dividend paid upon our preferred stock at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent there are accrued dividends, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made. No dividends will be paid upon any shares of any series of preferred stock for a current dividend period unless there has been paid or declared and set apart for payment dividends required to be paid to the holders of each other series of preferred stock for all past dividend periods of the other series. If any dividends are paid on any of our preferred stock with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preferred stock then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each series of preferred stock in the proportions that the dividends then accumulated and payable on each series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preferred stock.
Liquidation or Dissolution
     In case of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock would be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that series of preferred stock, together with all accrued but unpaid dividends thereon, whether or not earned or declared, before any of our assets would be paid or distributed to holders of our common stock. In case of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, if our assets would be insufficient to pay the holders of all of the series of our preferred stock then outstanding the full amounts to which they may be entitled, the holders of each outstanding series would share ratably in our assets in proportion to the amounts which would be payable with respect to that series if all amounts payable thereon were paid in full. Our consolidation or merger with or into any other corporation, or a sale of all or any part of our assets, will not be deemed a liquidation, dissolution or winding up of our affairs for purposes of this paragraph.
Redemption
     Except as otherwise provided with respect to a particular series of our preferred stock, the following general redemption provisions will apply to each series of preferred stock.
     On or prior to the date fixed for redemption of a particular series of our preferred stock or any part of a particular series of our preferred stock as specified in the notice of redemption for that series, we will deposit adequate funds for the redemption, in trust for the account of holders of that series, with a bank having trust powers or a trust company in good standing, organized under the laws of the United States or the State of Wisconsin doing business in the State of Wisconsin and having capital, surplus and undivided profits aggregating at least $1,000,000. If the name and address of the bank or trust company and the deposit of or intent to deposit the redemption funds in the trust account is stated in the notice of redemption, then from and after the mailing of the notice and the making of the deposit, the shares of the series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of the shares of the series in or with respect to us will cease and terminate except only the right of the holders of the shares:
•	to transfer shares prior to the date fixed for redemption;

•	to receive the redemption price of the shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

•	on or before the close of business on the fifth day preceding the date fixed for redemption, to exercise privileges of conversion, if any, not previously expired.
     Any money deposited by us that remains unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the date fixed for redemption, be paid to us upon our request, after which repayment the holders of the shares called for redemption will no longer look to the bank or trust company for the payment of the redemption price but will look only to us or to others, as the case may be, for the payment of any lawful claim for the money which holders of the shares may still have. After the six-year period, the right of any shareholder or other person to receive payment for its shares in the series redeemed may be forfeited in the manner and with the effect provided under Wisconsin law. Any portion of the money so deposited by us, in respect of shares of our preferred stock called for redemption that are converted into our common stock, will be repaid to us upon our request.
     In case of redemption of only a part of a series of preferred stock, we will designate by lot, in the manner our board of directors may determine, the shares to be redeemed, or we will effect the redemption pro rata.
Conversion Rights
     Except as otherwise provided with respect to a particular series of our preferred stock, the following general conversion provisions will apply to each series of our preferred stock that is convertible into common stock.
     All shares of our common stock issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issuance except taxes, if any, payable by reason of issuance in a name other than that of the holder of the share or shares converted and except as otherwise provided by applicable Wisconsin law.
     The number of shares of our common stock issuable upon conversion of a particular series of preferred stock at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of the series surrendered for conversion by the conversion price per share of common stock then in effect for that series. We will not be required, however, upon any such conversion, to issue any fractional share of common stock, but in lieu of fractional shares we will pay to the holder who would otherwise be entitled to receive a fractional share a sum in cash equal to the value of the fractional share at the rate of the then-prevailing market value per share of our common stock. The then-prevailing market value per share means for these purposes the last reported sale price of our common stock on the New York Stock Exchange. Shares of our preferred stock will be deemed to have been converted as of the close of business on the date the transfer agent receives the certificate for the shares to be converted, duly endorsed, together with written notice by the holder of its election to convert the shares.
     The basic conversion price per share of common stock for a series of our preferred stock, as fixed by the board of directors, will be subject to adjustment from time to time as follows:
•	If we (1) pay a dividend or make a distribution to all of our common shareholders as a class in shares of common stock, (2) subdivide or split the outstanding shares of common stock into a larger number of shares, or (3) combine the outstanding shares of our common stock into a smaller number of shares, the basic conversion price per share of common stock in effect immediately prior thereto will be adjusted so that the holder of each outstanding share of each series of our preferred stock which by its terms is convertible into common stock will thereafter be entitled to receive upon the conversion of that share the number of shares of common stock which the holder would have owned and been entitled to receive after the happening of any of the events described above had that share of preferred stock been converted immediately prior to the happening of the event.

•	If we issue to all of our common shareholders as a class any rights or warrants enabling them to subscribe for or purchase shares of our common stock at a price per share less than the current market price per share of our common stock, the conversion price per share of common stock in effect immediately prior thereto for each series of preferred stock which by its terms is convertible into common stock will be adjusted by multiplying the conversion price by a fraction. The numerator of the fraction would be the sum of the number of shares of common stock outstanding and the number of shares of common stock which the aggregate exercise price, before deduction of underwriting discounts or commissions and other expenses we would incur in connection with the issue, of the total number of shares so offered for subscription or purchase would purchase at the current market price per share. The denominator of the fraction would be the sum of the number of shares of common stock outstanding at the record date and the number of additional shares of common stock so offered for subscription or purchase.

•	If we distribute to all of our common shareholders as a class evidences of our indebtedness or assets, other than cash dividends, the basic conversion price per share of common stock in effect immediately prior thereto for each series of preferred stock which by its terms is convertible into common stock would be adjusted by multiplying the basic conversion price by a fraction, of which the numerator will be the difference between the current market price per share of common stock and the fair value, as determined by our board of directors, of the portion of the evidences of indebtedness or assets, other than cash dividends, so distributed with respect to one share of common stock, and of which the denominator would be the current market price per share of common stock.
     Any adjustment to the conversion price for any series of our preferred stock is made retroactively. No adjustment will be made in the conversion price for any series of our preferred stock if the amount of the adjustment would be less than fifty cents, but any adjustments which are not made for that reason will be carried forward and taken into account in any subsequent adjustment and all adjustments will be made not later than the earlier of three years after the occurrence of the event giving rise to the adjustment or the date as of which the adjustment would require an increase or decrease of at least 3% in the aggregate number of shares of common stock issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All adjustments will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.
     In the case of any capital reorganization or reclassification of our common stock, or if we consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other corporation, proper provisions will be made as part of the terms of the capital reorganization, reclassification, consolidation, merger or sale that any shares of a particular series of preferred stock at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of common stock deliverable upon conversion of the shares of a particular series would have been entitled upon the capital reorganization, reclassification, consolidation or merger.
     No adjustment with respect to dividends upon any series of our preferred stock or with respect to dividends upon our common stock will be made in connection with any conversion.
     Whenever there is an issuance of additional shares of our common stock requiring an adjustment in the conversion price, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a series of our preferred stock, we will file with our transfer agent or agents, and at our principal office in Milwaukee, Wisconsin, a statement signed by our president or a vice president and by our treasurer or an assistant treasurer describing specifically the issuance of additional shares of common stock or other event (and, in the case of a capital reorganization, reclassification, consolidation or merger, the terms thereof), the actual conversion prices or basis of conversion as changed by the issuance or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of our common stock as a class any rights or warrants enabling them to subscribe for or purchase shares of common stock, we will also file in like manner a statement describing the issuance and the consideration we received as a result of that issuance. The statement so filed may be inspected by any holder of record of shares of any series of our preferred stock.
     We will at all times have authorized and will at all times reserve and set aside a sufficient number of duly authorized shares of our common stock for the conversion of all stock of all then outstanding series of preferred stock which are convertible into common stock.
Reissuance of Shares
     Any shares of our preferred stock retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, will thereafter have the status of authorized but unissued shares of preferred stock, and may thereafter be reissued as part of the same series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares of preferred stock.

Voting Rights
     Holders of our preferred stock will be entitled to one vote for each share held on all questions on which our shareholders are entitled to vote and will vote together share for share with the holders of our common stock as one class, except as otherwise provided by law or as described below or as otherwise determined by the board of directors at the time of the establishment of a series of preferred stock.
     The affirmative vote or written consent of the holders of record of at least two-thirds of the outstanding shares of a series of our preferred stock is a prerequisite of our right:
•	to create any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to that series of our preferred stock with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up; or

•	to change the designations, preferences, limitations, or relative rights of the outstanding shares of that series of preferred stock in any manner prejudicial to the holders thereof.
     The affirmative vote or written consent of the holders of a majority of the outstanding shares of each series of our preferred stock will be a prerequisite to our right to authorize any shares of preferred stock in excess of 2,000,000 shares or any other shares ranking on a parity with our preferred stock with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up.
Special Voting Rights for the Election of Directors upon our Failure to Pay Dividends
     Whenever dividends payable on any series of our preferred stock are in arrears in an aggregate amount equivalent to six full quarterly dividends on the shares of all of the preferred stock of that series then outstanding, the holders of preferred stock of that series will have the exclusive and special right, voting separately as a class, to elect two of our directors, and the number of directors constituting our board of directors will be increased to the extent necessary to effectuate that right. Whenever the holders of any series of our preferred stock have the right to elect two of our directors, that right may be exercised initially either at a special meeting of the holders possessing that right or at any annual meeting of our shareholders, and thereafter at annual meetings of our shareholders. The right of the holders of any series of our preferred stock voting separately as a class to elect members of our board of directors will continue until the time all dividends accumulated on that series of our preferred stock have been paid in full, at which time the right of the holders of that series of our preferred stock to vote separately as a class for the election of directors will terminate, subject to revesting in the event of any subsequent default in an aggregate amount equivalent to six full quarterly dividends.
     At any time when the holders of any series of preferred stock have special voting rights as a result of our failure to make dividends, a proper officer will, upon the written request of the holders of at least 10% of the series of our preferred stock then outstanding entitled to the special voting rights addressed to our Secretary, call a special meeting of the holders of that series of our preferred stock for the purpose of electing directors. The special meeting will be held at the earliest practicable date in the place designated pursuant to our bylaws or, if there be no designation, at our principal office in Milwaukee, Wisconsin. If the special meeting is not called by the proper officers within 20 days after personal service of the written request upon our Secretary, or within 30 days after mailing the written request within the United States by registered or certified mail addressed to our Secretary at our principal office, then the holders of at least 10% of the series of our preferred stock then outstanding may designate in writing one of the holders to call a special meeting at our expense, and the meeting may be called by that person upon the notice required for annual meetings of shareholders and will be held in Milwaukee, Wisconsin. In no event, however, will a special meeting be called during the period within 90 days immediately preceding the date fixed for our next annual meeting of shareholders.
     At any annual or special meeting at which the holders of any series of our preferred stock will have the special right, voting separately as a class, to elect directors as a result of our failure to pay dividends, the presence, in person or by proxy, of the holders of 33 1/3% of the series of preferred stock entitled to the special voting rights will be required to constitute a quorum of that series for the election of any director by the holders of that series as a class. At that meeting or adjournment thereof, the absence of a quorum of the series of our preferred stock entitled to special voting rights will not prevent the election of directors other than those to be elected by that series of preferred stock voting as a class, and the absence of a quorum for the election of other directors will not prevent the election of the directors to be elected by that series of preferred stock voting as a class. In the absence of either or both quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum will have power to adjourn the meeting for the election of directors which they are entitled to elect until a quorum is present, without notice other than announcement at the meeting.
     During any period in which the holders of any series of preferred stock have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled only by vote of a majority (even if that be only a single director) of the remaining directors elected by the holders of the series or class of stock which elected the directors whose offices have become vacant. During that period the directors so elected by the holders of any series of preferred stock will continue in office (1) until the next succeeding annual meeting or until their successors, if any, are elected by those holders and qualify, or (2) unless required by applicable law to continue in office for a longer period, until termination of the special voting rights of those holders, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of any series of our preferred stock to vote as a class for directors as described in this prospectus, the term of office of the directors then in office so elected by the holders of that series will terminate.
Other Restrictions upon our Failure to Pay Dividends or Retire Shares of Preferred Stock
     If we fail at any time to pay dividends in full on our preferred stock, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on our preferred stock outstanding, have been declared and set apart in trust for payment or paid, or if at any time we fail to pay in full amounts payable with respect to any obligations to retire shares of our preferred stock, thereafter and until those amounts have been paid in full or set apart in trust for payment, we cannot:
•	without the affirmative vote or consent of the holders of at least 66 2/3% of our preferred stock at the time outstanding, redeem less than all of our preferred stock at the time outstanding; or

•	purchase any of our preferred stock except in accordance with a purchase offer made in writing to all holders of our preferred stock of all series upon the terms our board of directors, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective series, determines (which determination will be final and conclusive) will result in fair and equitable treatment among the respective series. We may, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any series, use shares of that series that we acquired prior to our failure to pay dividends. We may also complete the purchase or redemption of shares of our preferred stock for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to our failure to pay dividends; or

•	redeem, purchase or otherwise acquire any shares of any other class of our stock ranking junior to the preferred stock as to dividends and upon liquidation.

DESCRIPTION OF THE DEBT SECURITIES
     The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities.
     Senior debt securities will be issued under an indenture between Johnson Controls and JPMorgan Chase Bank, National Association, as trustee, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between Johnson Controls and the trustee, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures and each individually as an indenture.
     The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.
General
     The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material. We have the right to “reopen” a previous issue of a series of debt by issuing additional debt securities of such series.
     Because we are a holding company, our right, and hence the rights of our creditors and shareholders, to participate in any distribution of assets of any of our subsidiaries upon its liquidation or reorganization or otherwise is subject to prior claims of the creditors of the subsidiary, except to the extent that any claim of ours as a creditor of the subsidiary may be recognized.
     The prospectus supplement and/or other offering material relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:
•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the price at which the offered debt securities will be issued, expressed as a percentage of the aggregate principal amount thereof;

•	the date or dates on which the offered debt securities mature and any provisions for the extension of any maturity date or dates;

•	the rate or rates per year, which may be fixed or variable, at which the offered debt securities will bear interest, if any, or the method by which the rate or rates will be determined including, if applicable, any remarketing option or similar methods;

•	the date from which interest will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest will commence and any regular record dates applicable to the dates on which interest will be so payable;

•	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable and each office or agency where the offered debt securities may be presented for transfer or exchange;

•	the dates on which and the price or prices at which the offered debt securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by us, and the other terms and provisions of the sinking fund;

•	the currency in which payment of the principal of, premium, if any, and interest on, the offered debt securities will be payable, if other than the currency of the United States;

•	the period or periods within which, and the terms and conditions upon which, an election may be made by us or a holder, as the case may be, for payment of the principal and premium, if any, and interest, if any, on the offered debt securities, other than that in which the offered debt securities are stated to be payable;

•	whether the offered debt securities are to be issued in the form of one or more permanent global security or securities and, if so, the identity of the depositary for the global security or securities;

•	the date after which, the price or prices at which and the currency in which the offered debt securities may , pursuant to any optional redemption provisions, be redeemed at our option or the option of the holder, and the other terms and provisions of any optional redemption;

•	the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the offered debt securities will be issuable;

•	information with respect to book-entry procedures, if any;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities; and

•	any other terms of the offered debt securities, which terms will not be inconsistent with the provisions of the related indenture.
     Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registerable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Floating Rate Notes
     Floating rate notes issued under the indentures will bear interest at a floating interest rate. Interest payable on any interest payment date or on the date of maturity will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to but excluding the interest payment date or the date of maturity, as the case may be.
     The interest rate for the initial interest period will be the three-month London Interbank offer rate (“LIBOR”), determined as described below as of the applicable determination date, plus a number of basis points to be described in the related prospectus supplement and/or other offering material. The interest rate on the floating rate notes for each subsequent interest period will be reset quarterly on each interest payment date. The floating rate notes will bear interest at an annual rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR plus a number of basis points to be described in the related prospectus supplement and/or other offering material.
     The interest rate in effect for the floating rate notes on each day will be (a) if that day is an interest reset date, the interest rate determined as of the determination date (as defined below) immediately preceding such interest reset date or (b) if that day is not an interest reset date, the interest rate determined as of the determination date immediately preceding the most recent interest reset date. The determination date will be the second London Business Day immediately preceding the applicable interest reset date.
     The calculation agent will be the trustee initially. LIBOR will be determined by the calculation agent as of the applicable determination date in accordance with the following provisions:
•	LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars of not less than U.S. $1,000,000 having a three-month maturity, beginning on the second London Business Day immediately following that determination date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that determination date. “Telerate Page 3750” means the display designated on page “3750” on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Telerate Page 3750, LIBOR for such determination date will be determined in accordance with the provisions of paragraph (2) below.

•	With respect to a determination date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on that determination date, the calculation agent will request the principal London office of each of four major reference banks (which may include an affiliate of one or more underwriters) in the London interbank market selected by the calculation agent (after consultation with us) to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, beginning on the second London Business Day immediately following that determination dale, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on that determination date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. If at least two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the quotations as calculated by the calculation agent. If fewer than two quotations are provided, LIBOR for that determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on that determination date by three major banks selected by the calculation agent (after consultation with us) for loans in U.S. dollars to leading European banks having a three-month maturity beginning on the second London Business Day immediately following that determination date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time; provided, however, that if the banks selected by the calculation agent are not quoting the rates described in this sentence, LIBOR for that determination dale will be LIBOR determined with respect to the immediately preceding determination date, or in the case of the first determination date, LIBOR for the initial interest period.
     If the date of maturity of the floating rate notes falls on a day that is not a LIBOR Business Day, the related payment of principal and interest will be made on the next LIBOR Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next LIBOR Business Day. If any interest reset date or interest payment date (other than at the date of maturity) would otherwise be a day that is not a LIBOR Business Day, that interest reset date and interest payment date will be postponed to the next date that is a LIBOR Business Day, except that if such LIBOR Business Day is in the next calendar month, such interest reset date and interest payment date (other than at the date of maturity) shall be the immediately preceding LIBOR Business Day.
     “LIBOR Business Day” means any day other than Saturday or Sunday or a day on which banking institutions or trust companies in the City of New York are required or authorized to close and that is also a London Business Day.
     “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
Optional Redemption
     Floating rate notes issued under the indentures will not be redeemable prior to maturity. Fixed rate notes will be redeemable, in whole at any time or in part from time to time, at our option at a redemption price equal to the greater of (1) 100% of the principal amount of the fixed rate notes, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the fixed rate notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus a number of basis points to be described in the related prospectus supplement and/or other offering material, plus in each case accrued and unpaid interest on the principal amount being redeemed to the redemption date.
     “Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediate preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculating using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the fixed rate notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such fixed rate notes.
     “Independent Investment Banker” means an independent investment banking institution of national standing appointed by us.
     “Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     “Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City selected by us after consultation with the Independent Investment Banker.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     Holders of fixed rate notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the fixed rate notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular fixed rate notes or portions thereof for redemption from the outstanding not previously called by such method as the trustee deems fair and appropriate.
Denominations, Registration and Transfer
     Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.
     If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies or foreign currency unit or units will be described in the related prospectus supplement and/or other offering material.
     We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.
Conversion and Exchange
     The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement and/or other offering material.
Covenants Applicable to Senior Debt Securities
Limitations on Secured Debt
     We may not, and may not permit our restricted subsidiaries to, create, assume, or guarantee any indebtedness secured by mortgages, pledges, liens, security interest or encumbrances, which we refer to collectively as security interests, in any of its principal properties without making effective provision for securing the senior debt securities offered under this prospectus and any prospectus supplement and/or other offering material equally and ratably with the secured debt. Notwithstanding this limitation on secured debt, we and our restricted subsidiaries may have debt secured by:

•	specified purchase money mortgages created to secure payment for the acquisition or construction of any property including, among other things, any indebtedness we incur prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of that property. Any indebtedness incurred pursuant to this exception must have as its purpose the financing of all or any part of the purchase price of the property or construction or improvements on the property; or

•	security interests on property, or any conditional sales agreement or any title retention with respect to property, existing at the time the property is acquired, whether or not assumed by us or a restricted subsidiary; or

•	security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time that corporation or firm becomes a restricted subsidiary; or

•	security interests in property or shares of capital stock or indebtedness of a corporation existing at the time that corporation is merged into or consolidated with us or a restricted subsidiary, or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a restricted subsidiary. No security interests allowed pursuant to this exception will extend to any other principal property of ours or a restricted subsidiary prior to its acquisition or to other principal property thereafter acquired, other than additions to the acquired property; or

•	security interests on property of ours or a restricted subsidiary in favor of the United States or any state thereof, or in favor of any other government or governmental entity, including, among other things, security interests to secure indebtedness of the pollution control or industrial revenue type, in order to permit us or any restricted subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to those security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license; or

•	security interests on any property or assets of any restricted subsidiary to secure indebtedness owing by it to us or to another restricted subsidiary; or

•	mechanics’, materialmen’s, carriers’ or other similar liens arising in the ordinary course of business, including the construction of facilities, in respect of obligations which are not yet due or which are being contested in good faith; or

•	security interests for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith; or

•	security interests arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed; or

•	landlords’ liens on fixtures located on premises leased by us or a restricted subsidiary in the ordinary course of business; or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interests referred to in any of the previous clauses.
Limitation on Sale and Leaseback Transactions
     We and our restricted subsidiaries may not engage in sale and leaseback transactions, including, among other things, specified leases of more than three years, of any of our principal properties, completion of construction of which and commencement of full operation of which have occurred more than 180 days prior to the occurrence of the sale or transfer.
     The sale and leaseback of a principal property is not prohibited, however, if we and our restricted subsidiaries are entitled to incur secured debt equal in amount to the amount realized or to be realized upon the sale or transfer secured by a lien on the principal property to be leased without equally and ratably securing the senior debt securities. We and our restricted subsidiaries may also engage in an otherwise prohibited sale and leaseback transaction if an amount equal to the value of the principal property so leased is applied, subject to credits for specified voluntary retirements of the senior debt securities, to the retirement, within 120 days of the effective date of the arrangement, of specified indebtedness for borrowed money incurred or assumed by us or a restricted subsidiary, as shown on our most recent consolidated balance sheet and, in the case of our indebtedness, the indebtedness is not subordinate and junior in right of payment to the prior payment of the senior debt securities.
Permitted Secured Debt
     Notwithstanding the limitations on secured debt and sale and leaseback transactions described in this prospectus, we and our restricted subsidiaries may, without securing the senior debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect to any secured debt permitted by this exception, the aggregate amount of our secured debt and that of our restricted subsidiaries then outstanding and the aggregate value of sale and leaseback transactions, other than sale and leaseback transactions in connection with which indebtedness has been, or will be, retired in accordance with the preceding paragraph, at such time does not exceed 10% of our consolidated stockholders’ equity.
     For purposes of determining the amount of secured debt permitted by the exception described in the paragraph above, “consolidated stockholders’ equity” means, at any date, our stockholders’ equity and that of our consolidated subsidiaries determined on a consolidated basis as of such date in accordance with generally accepted accounting principles; provided that, our consolidated stockholders’ equity and that of our consolidated subsidiaries is to be calculated without giving effect to (i) the application of Financial Accounting Standards Board Statement No. 106 or (ii) the cumulative foreign currency translation adjustment. The term “consolidated subsidiary” means, as to any person, each subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such person in accordance with generally accepted accounting principles, but excluding any such consolidated subsidiary of York International Corporation that would not be so consolidated but for the effect of Financial Accounting Standards Board Interpretation No. 46.
Restrictions on Transfer of Principal Properties to Specified Subsidiaries
     The senior indenture provides that, so long as the senior debt securities of any series are outstanding, we will not, and will not cause or permit any restricted subsidiary to, transfer any principal property to any subsidiary which was not a restricted subsidiary at the time of transfer, unless the subsidiary that is not a restricted subsidiary shall apply within one year after the effective date of the transaction, or shall have committed within one year of the effective date to apply, an amount equal to the fair value of the principal property at the time of transfer:
•	to the acquisition, construction, development or improvement o£ properties, facilities or equipment which are, or upon the acquisition, construction, development or improvement will be, a principal property or properties or a part thereof;

•	to the redemption of senior debt securities;

•	to the repayment of indebtedness for money borrowed having a maturity of more than 12 months from the date of our most recent consolidated balance sheet, other than any indebtedness owed to any restricted subsidiary; or

•	in part to an acquisition, construction, development or improvement and in part to redemption and/or repayment, in each case as described above.

The fair value of any principal property for purposes of this paragraph will be as determined by our board of directors. In lieu of applying all or any part of any amount to redemption of senior debt securities, we may, within one year of the transfer, deliver to the trustee under the senior indenture senior debt securities of any series, other than senior debt securities made the basis of a reduction in a mandatory sinking fund payment, for cancellation and thereby reduce the amount to be applied to the redemption of senior debt securities by an amount equivalent to the aggregate principal amount of the senior debt securities so delivered.
Certain Definitions
     The following are the meanings of terms that are important in understanding the covenants previously described:
•	“principal property” means any manufacturing plant, warehouse, office building or parcel of real property, including fixtures but excluding leases and other contract rights which might otherwise be deemed real property, owned by us or any of its restricted subsidiaries, whether owned on the date of the senior indenture or thereafter, that has a gross book value in excess of 2% of the consolidated net tangible assets owned by Johnson Controls or any restricted subsidiary. Any plant, warehouse, office building or parcel of real property or portion thereof which our board of directors determines is not of material importance to the business conducted by us and our restricted subsidiaries taken as a whole will not be principal property.

•	“restricted subsidiary” means any subsidiary other than an unrestricted subsidiary, and any subsidiary which is an unrestricted subsidiary but which is designated by our board of directors to be a restricted subsidiary. Our board of directors may not designate any subsidiary to be a restricted subsidiary if we would thereby breach any covenant or agreement contained in the senior indenture, assuming for the purpose of determining whether such a breach would occur that any secured debt of that subsidiary was incurred at the time of the designation and that any sale and leaseback transaction to which the subsidiary is then a party was entered into at the time of the designation.

•	“secured debt” means indebtedness for borrowed money which is secured by a security interest in any principal property or any shares of capital stock or indebtedness of any restricted subsidiary.

•	“subsidiary” means any corporation of which we, or we and one or more of our subsidiaries, or any one or more of our subsidiaries, directly or indirectly owns more than 50% of the capital stock entitled to vote in the election of members of the corporation’s board of directors.

•	“unrestricted subsidiary” means any subsidiary:
–	acquired or organized after March 31, 1989, other than any subsidiary acquired or organized after that date that is a successor, directly or indirectly, to any restricted subsidiary;

–	whose principal business or assets are located outside the United States, its territories and possessions, Puerto Rico or Canada;

–	the principal business of which consists of financing or assisting in financing of customer construction projects or the acquisition or disposition of products of dealers, distributors or other customers;

–	engaged in the insurance business or whose principal business is the ownership, leasing, purchasing, selling or development of real property; and

–	substantially all the assets of which consist of stock or other securities of a subsidiary or subsidiaries referred to above in this sentence, unless and until that subsidiary is designated by our board of directors to be a restricted subsidiary.
Merger
     Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into any other corporation, provided that:
•	the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof;

•	the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by the successor corporation; and

•	immediately after giving effect to the transaction, no default under the indenture has occurred and is continuing.
     In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.
     Other than the covenants described above, or as set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.
Modification of the Indentures
     With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may be made which will:
•	extend the time or terms of payment of the principal at maturity of, or the interest on, any series of debt securities, or reduce principal or premium or the rate of interest, without the consent of each holder of such series of debt securities; or

•	without the consent of all of the holders of any series of debt securities then outstanding, reduce the percentage of debt securities of that series, the holders of which are required to consent to:
-	any supplemental indenture;

-	rescind and annul a declaration that the debt securities of any series are due and payable as a result of the occurrence of an event of default;

-	waive any past event of default under the applicable indenture and its consequences; and

-	waive compliance with other specified provisions of the applicable indenture.

     In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.
     We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:
•	to evidence the succession of another corporation to us under the applicable indenture;

•	to evidence and provide for the replacement of the trustee;

•	with our concurrence, to add to our covenants for the benefit of the holders;

•	to modify the applicable indenture to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939; and

•	for other specified purposes.
Defeasance, Satisfaction and Discharge to Maturity or Redemption
Defeasance of any Series
     If we deposit with the trustee, in trust, at or before maturity or redemption, lawful money or direct obligations of the United States, or of any other government which issued the currency in which the debt securities of a series are denominated, or obligations which are guaranteed by the United States or the other government in the amounts and with a maturity so that the proceeds therefrom will provide funds sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, then we may cease to comply with the terms of the related indenture, including the restrictive covenants described in this prospectus and events of default relating to the payment of other indebtedness and the performance of covenants that are not specifically described as events of default in the related indenture, except that the following obligations would continue:
•	our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

•	the other events of default as described under “Events of Default” below; and

•	other specified provisions of the applicable indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the applicable indenture.
     Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders’ security interest in the deposit.
Satisfaction and Discharge of any Series
     Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, we may also cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, or with any events of default, and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:
•	the absence of an event of default at the date of deposit or on the 91st day thereafter;

•	our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

•	that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.
Events of Default
     As to any series of debt securities, an event of default is defined in the indentures as being:
•	default for 30 days in payment of any interest on the debt securities of that series; or

•	failure to pay principal or premium, if any, with respect to the debt securities of that series when due; or

•	failure in the deposit of any sinking fund installment with respect to any series of debt securities when due; or

•	failure to observe or perform any other covenant in the applicable indenture or debt securities of any series, other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 75 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding; or

•	uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money, including default under any other series of debt securities and including our default on any guaranty of an obligation for borrowed money of a restricted subsidiary, beyond any period of grace with respect thereto if
–	the aggregate principal amount of any the obligation is in excess of $50,000,000; and

–	the default in payment is not being contested by us in good faith and by appropriate proceedings; or
•	specified events of bankruptcy, insolvency, receivership or reorganization; or

•	any other event of default provided with respect to debt securities of that series.
Notice and Declaration of Defaults
     So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of their knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which they have knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

     Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.
     The trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.
Actions upon Default
     Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.
     The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.
Subordination of Subordinated Debt Securities
     The senior debt securities will constitute part of our senior indebtedness and will rank equally with all outstanding senior debt. Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:
•	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•	renewals, extensions and refunding of any senior indebtedness;

•	interest or obligations in respect of any senior indebtedness seeming after the commencement of any insolvency or bankruptcy proceedings; and

•	obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.
     Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.
     In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.
     This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.
Governing Law
     The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.
Concerning the Trustee
     We and our affiliates utilize a full range of treasury services, including investment management and currency and derivative trading, from the trustee and its affiliates in the ordinary course of business to meet our funding and investment needs.
     Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and specified related matters.
Book-Entry, Delivery and Form
     Except as set forth below, debt securities will be represented by one or more permanent, global notes in registered form without interest coupons (the “Global Notes”).
     The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).
     Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.
     Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depository Procedures
     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
     DTC has also advised us that, pursuant to procedures established by it:
•	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

•	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).
     Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
     The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
     Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

     Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:
•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
     DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
     Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
     DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for definitive notes in registered certificated form (“Certificated Notes”), and to distribute such notes to its Participants.
     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes
     A Global Note is exchangeable for Certificated Notes in minimum denominations of $1,000 and in integral multiples of $1,000, if:
•	DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days; or

•	there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.
     Beneficial interests in a Global Note also may be exchanged for Certificated Notes in the limited other circumstances permitted by the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same Day Settlement and Payment
     We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK
     We may issue, alone or together with common stock or preferred stock, stock warrants for the purchase of common stock or preferred stock. The stock warrants will be issued under a stock warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
General
     If stock warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the stock warrants, including, among other things, the following:
•	the offering price, if any;

•	the designation and terms of the common stock or preferred stock purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the stock warrants will commence and the date on which that right will expire;

•	a discussion of material federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the stock warrants; and

•	any other terms of the stock warrants.
Exercise of Stock Warrants
     Stock warrants may be exercised by surrendering to the stock warrant agent the stock warrant certificate with the form of election to purchase on the reverse side of the certificate duly completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holders election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the aggregate exercise price of the stock warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material. The payment should be made in U.S. dollars, unless otherwise provided in the related prospectus supplement and/or other offering material. Upon the stock warrant agent’s receipt of the surrendered stock warrant certificates and payment of the aggregate exercise price of the stock warrants, the stock warrant agent will request that the transfer agent issue and deliver to or upon the written order of the exercising warrant holder, a certificate representing the number of shares of common stock or preferred stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent will deliver to the exercising warrant holder a new stock warrant certificate representing the unexercised stock warrants.
Antidilution and Other Provisions
     The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding, will be subject to adjustment if specified events occur, including the issuance of a stock dividend to holders of common stock or preferred stock or a combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% of the number of shares purchasable. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. In the case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of common stock or preferred stock into which the stock warrants were exercisable immediately prior to the consolidation, merger, or sale or conveyance.
No Rights as Shareholders
     Holders of stock warrants, by virtue of being such holders, will not be entitled to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of directors of Johnson Controls or any other matter, or to exercise any rights whatsoever as shareholders of Johnson Controls.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
     We may issue, alone or together with debt securities, debt warrants for the purchase of debt securities. The debt warrants will be issued under debt warrant agreement to be entered into between us and a warrant agent to be selected at the time of the issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
General
     If debt warrants are offered, the related prospectus supplement and/or other offering material will describe the designation and terms of the debt warrants, including, among other things, the following:
•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence and the date on which that right will expire;

•	a discussion of material federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.
     Holders of debt warrants do not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, or interest on, the debt securities or to enforce any of the covenants of the debt securities or the related indenture except as otherwise provided in the related indenture.
Exercise of Debt Warrants
     Debt warrants may be exercised by surrendering the debt warrant certificate at the warrant agent office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate completed and signed by the warrant holder, or its duly authorized agent, with such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. The form of election should indicate the warrant holder’s election to exercise all or a portion of the debt warrants evidenced by the certificate. Surrendered debt warrant certificates must be accompanied by payment of the aggregate exercise price of the debt warrants to be exercised, as set forth in the related prospectus supplement and/or other offering material.

     Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrant holder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued representing the unexercised debt warrants.
DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
     We may issue stock purchase contracts that obligate you to purchase from us, and obligate us to sell to you, a specified or varying number of shares of common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from you, and obligate you to sell to us, a specified or varying number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events.
     The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock or preferred stock, as the case may be, under the stock purchase contracts, either:
•	common stock;

•	preferred stock;

•	debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities.
If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.
     The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require you to secure your obligations in a specified manner and, in some circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.
     The applicable prospectus supplement and/or other offering material will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts.

LEGAL MATTERS
     The validity of the securities offered by this prospectus will be passed upon for us by Jerome D. Okarma, our Vice President, Secretary and General Counsel, and/or Foley & Lardner LLP, Milwaukee, Wisconsin and for any underwriters or agents by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. As of December 20, 2005, Mr. Okarma beneficially owned 5,139 shares of our common stock, and held options to purchase 116,000 shares of our common stock, of which options to purchase 38,000 shares were exercisable. The opinions of Mr. Okarma, Foley & Lardner LLP and Mayer, Brown, Rowe & Maw LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinions of Mr. Okarma, Foley & Lardner LLP and Mayer, Brown, Rowe & Maw LLP with respect to securities may be subject to other conditions and assumptions, as indicated in the prospectus supplement.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2005 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s restatement of its financial statements as described in Notes 18 and 21 to the financial statements and an adverse opinion on the effectiveness of internal control over financial reporting), of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy that information at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information relating to the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 100 F Street, N. E., Washington, D.C. 20549, at prescribed rates.
     The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, including Johnson Controls, that file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.
     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition.

Our Filings with the SEC	Period
Annual Report on Form 10-K	Year ended September 30, 2005
Current Report on Form 8-K	December 6, 2005
December 9, 2005
     We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14(d) or l5(d) of the Securities Exchange Act of 1934 after the date of the filing of this registration statement, and until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.
     You may obtain a copy of any of the documents incorporated by reference in this registration statement (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents) at no cost by writing to or calling our Secretary at:
Johnson Controls, Inc.
5757 North Green Bay Avenue
Milwaukee, Wisconsin 53209
(414) 524-1200

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution
     Not applicable.
Item 15. Indemnification of Directors and Officers
     Article VI of Johnson Controls, Inc.’s Restated Articles of Incorporation provides that Johnson Controls shall indemnify any person who was or is a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Johnson Controls, or is or was serving at the request of Johnson Controls in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person, if (i) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Johnson Controls, and (ii) with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by Johnson Controls in advance of the final disposition of such action, suit or proceeding, as authorized by Johnson Controls’ board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that the person is entitled to indemnification.
     Pursuant to the provisions of the Wisconsin Business Corporation Law, directors and officers of the registrant are entitled to mandatory indemnification from the corporation against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal benefit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. In addition, under the Wisconsin Business Corporation Law, directors of the registrant are not subject to personal liability to a corporation, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.
     The indemnification provided by Johnson Controls’ Restated Articles of Incorporation and the Wisconsin Business Corporation Law is not exclusive of any other rights to which a director or officer of Johnson Controls may be entitled. Johnson Controls has entered into indemnification agreements with its directors and officers providing them with the indemnification permitted by Wisconsin law, and has purchased insurance as permitted by Wisconsin law on behalf of directors and officers, which may cover liabilities under the Securities Act of 1933.
Item 16. Exhibits
     A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings
     The undersigned Registrant hereby undertakes:
     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
     That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 27th day of December, 2005.

JOHNSON CONTROLS, INC.

By:	/s/ John M. Barth

John M. Barth
Chairman, Chief Executive Officer and President
POWER OF ATTORNEY
     Each of the undersigned does hereby constitute and appoint John M. Barth, Stephen A. Roell, and R. Bruce McDonald and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubmission to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that the attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her respective capacity as a member of the board of directors or officer of the registrant, the registration statement and/or any other form or forms as may be appropriate to be filed with the Securities and Exchange Commission as any of them may deem appropriate in connection therewith, to any and all amendments thereto, including post-effective amendments, to such registration statement, and to any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this prospectus.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 27, 2005:

SIGNATURE	TITLE

/s/ John M. Barth John M. Barth	Chairman, Chief Executive Officer, President (Principal Executive Officer) and Director

/s/ Stephen A. Roell Stephen A. Roell	Executive Vice President, Vice Chairman and Director

/s/ R. Bruce McDonald R. Bruce McDonald	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey G. Augustin Jeffrey G. Augustin	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Dennis Archer Dennis Archer	Director

/s/ Robert L. Barnett Robert L. Barnett	Director

SIGNATURE	TITLE

/s/ Natalie A. Black Natalie A. Black	Director

/s/ Paul A. Brunner Paul A. Brunner	Director

/s/ Eugenio Clariond Reyes-Retana Eugenio Clariond Reyes-Retana	Director

/s/ Robert A. Cornog Robert A. Cornog	Director

/s/ Willie D. Davis Willie D. Davis	Director

/s/ Jeffrey A. Joerres Jeffrey A. Joerres	Director

/s/ William H. Lacy William H. Lacy	Director

Southwood J. Morcott	Director

/s/ Richard F. Teerlink Richard F. Teerlink	Director

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Restated Articles of Incorporation of Johnson Controls, Inc., as amended through December 12, 2003 (incorporated by reference to Exhibit 3.(ii) to Johnson Controls, Inc. Quarterly Report on Form 10-Q for the quarter ended December 31, 2003).

3.2	By-laws of Johnson Controls, Inc., as amended July 27, 2005 (incorporated by reference to Exhibit 3.(ii) to Johnson Controls, Inc. Current Report on Form 8-K dated July 27, 2005).

4.1	Form of Senior Indenture between Johnson Controls, Inc. and JPMorgan Chase Bank, National Association.**

4.2	Form of Subordinated Indenture between Johnson Controls, Inc. and JPMorgan Chase Bank, National Association.**

4.3	Form of Senior Debt Securities.*

4.4	Form of Subordinated Debt Securities.*

4.5	Form of Warrant.*

4.6	Form of Warrant Agreement.*

4.7	Form of Stock Purchase Contract.*

5.1	Opinion of Jerome D. Okarma, Vice President, Secretary and General Counsel of Johnson Controls, Inc.**

12.1	Statement re: computation of ratios of earnings to fixed charges.**

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Jerome D. Okarma, Vice President, Secretary and General Counsel of Johnson Controls, Inc. (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).

25.1	Statement of Eligibility on Form T-1 of JPMorgan Chase Bank, National Association, as trustee for the Johnson Controls, Inc. debt securities under the senior and subordinated indentures.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.